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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-10747) pertaining to the 1996 Key Employee Stock Plan and the 1996 Non-Employee Director Stock Plan of Dailey International Inc. of our report dated March 29, 1999, with respect to the consolidated financial statements and schedule of Dailey International Inc. included in its Annual Report (Form
10-K) for the year ended December 31, 1998.

                                                            ERNST & YOUNG LLP

Houston, Texas
March 31, 1999